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                                                                  EXHIBIT 3.2(A)

FORM NO. 6                                                REGISTRATION NO. 27492

                                 [BERMUDA LOGO]

                          CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of THE COMPANIES ACT 1981 issue this Certificate of Incorporation and do certify that on the 14TH day of DECEMBER, 1999.

                      GOWIN HOLDINGS INTERNATIONAL LIMITED

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an EXEMPTED company.

[Seal of Bermuda
Registrar of Companies]

                                          Given under my hand and Seal of the

                                          REGISTRAR OF COMPANIES this

                                          14TH day of DECEMBER, 1999.

                                                  /s/ CYNTHIA THOMAS

                                          for REGISTRAR OF COMPANIES